CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of The TETON Westwood Funds as filed with the Securities and Exchange Commission on or about March 7, 2013.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
March 7, 2013